UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2011

OBA FINANCIAL SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34593	27-1898270
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

20300 Seneca Meadows Parkway, Germantown, Maryland	20876
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 916-0742

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 21, 2011, the Board of Directors of OBA Financial Services, Inc. granted stock options and restricted stock under its 2011 Equity Incentive Plan to its directors and certain of its officers, including its named executive officers.  A total of 75,000 stock options and 69,629 shares of restricted stock were granted to directors.  In addition, a total of 185,150 stock options and 166,636 shares of restricted stock were granted to officers, including 111,090 “performance-based” shares of restricted stock.  The performance measures are annual increases in tangible book value per share, as calculated in each individual’s award agreement.

The form of award agreements are filed as exhibits to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits

Exhibit No.	Description
10.1	Form of stock option agreement with employees.
10.2	Form of stock option agreement with outside directors.
10.3	Form of restricted stock agreement with employees.
10.4	Form of restricted stock agreement with employees – performance-based shares.
10.5	Form of restricted stock agreement with outside directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OBA Financial Services, Inc.
DATE: July 27, 2011	By:	/s/ Charles E. Weller
Charles E. Weller
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of stock option agreement with employees.
10.2	Form of stock option agreement with outside directors.
10.3	Form of restricted stock agreement with employees.
10.4	Form of restricted stock agreement with employees – performance-based shares
10.5	Form of restricted stock agreement with outside directors.